EXHIBIT 99.1
                                 April 14, 2005


         For media inquiries:                      For financial inquiries:
         Katherine Taylor                          John Hecht
         Investor Relations Manager                Chief Financial Officer
         815-961-7164                              815-961-2787

               AMCORE FINANCIAL, INC. REPORTS 1ST QUARTER EARNINGS EARNINGS PER SHARE INCREASE 23 PERCENT; NET INCOME UP 20 PERCENT

                                  Flash Results

                                   (Numbers in Thousands, Except Per Share Data)
                    1st quarter 2005   1st quarter 2004    4th quarter 2004
       Net Revenues     $55,949            $54,817             $58,866
       Net Income       $12,050            $10,018             $12,923
       Diluted Shares    25,061             25,500              25,145
       Diluted EPS        $0.48              $0.39               $0.51

    ROCKFORD, IL -- AMCORE Financial, Inc. (Nasdaq: AMFI) reported diluted earnings per share of $0.48 for first quarter 2005, a 23 percent increase, compared to $0.39 per diluted share in first quarter 2004. Net income in the first quarter of 2005 was $12.1 million, a 20 percent increase from the $10.0 million in the prior-year period.

    "Our growth in net income and earnings per share results from the success of our key initiatives to grow deposits, increase quality loans and expand our branch network into higher growth markets," said Kenneth E. Edge, Chairman, President and CEO of AMCORE. "Our progress in improving our credit quality reflects the strong processes we have in place to resolve non-performing credits."

     Highlights

     o Average assets increased eight percent to $4.9 billion in first quarter 2005 compared to $4.6 billion in first quarter 2004.

     o Net interest income increased six percent, or $2.2 million, to $39.5 million in first quarter 2005 from $37.3 million during the same quarter a year ago.

     o The net interest margin decreased six basis points to 3.59 percent in first quarter 2005 from 3.65 percent in first quarter 2004, but increased one basis point when compared to fourth quarter 2004.

     o Non-performing loans decreased $2.2 million, or seven percent, from March 31, 2004 and decreased $571,000, or two percent, from December 31, 2004.

     o Net charge-offs decreased 25 percent when compared to the same period a year ago and decreased 47 percent when compared to fourth quarter 2004.

     o Provision for loan losses of $2.5 million for first quarter 2005 declined $2.2 million, or 47 percent, from the $4.7 million in first quarter 2004.

     o Average loan balances grew 10 percent, or $288 million, compared to first quarter 2004.

     o Average bank issued deposits grew eight percent, or $225 million, compared to first quarter 2004.

     o Operating expenses decreased one percent, or $543,000, compared to first quarter 2004.

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                                                                          1 of 4

     First Quarter Results
     ---------------------

     Net interest income in first quarter 2005 grew six percent, or $2.2 million, to $39.5 million compared to the same quarter in 2004 due to continued strong loan growth. The net interest margin decreased six basis points to 3.59 percent in first quarter 2005 from 3.65 percent in first quarter 2004, but increased one basis point when compared to fourth quarter 2004.

     Key ratio improvements include an 11 basis-point increase in return on average assets to 0.99 percent in first quarter 2005 compared to 0.88 percent during the prior-year period. Return on average equity increased 211 basis points to 12.61 percent in first quarter 2005 compared to 10.50 percent in first quarter 2004.

     Average loans grew 10 percent, or $288 million, to $3.3 billion, compared to first quarter 2004, despite the sale of $159 million in indirect auto loans in the second half of 2004. The growth came from average increases of $467 million, or 22 percent, in commercial lending driven by AMCORE's branch expansion in Chicago suburban and Madison area markets. Consumer loan balances decreased 42 percent compared to the same quarter a year ago primarily due to lower volumes of indirect automobile lending and the loan securitization in 2004.

     Loan yields rose 38 basis points to 6.11 percent in first quarter 2005 compared to the same period a year ago, and were up 24 basis points from fourth quarter 2004. This is the result of overall loan growth during a period of rising interest rates and a higher proportion of floating rate loans in the portfolio, compared to the first quarter 2004.

     Average bank issued deposits grew to $3.1 billion, an increase of eight percent, or $225 million, compared to a year ago. The total cost of bank issued deposits increased 27 basis points from first quarter 2004, primarily a function of increased deposits and short-term rate increases by the Federal Reserve. "Our deposit initiative is a top priority for everyone in our Company as we implement strategies to attract new households, increase referrals and deepen customer relationships," said Edge. "Checking and transaction accounts are especially important in attracting new households and building stronger customer relationships that enable us to sell additional consumer financial products, such as home equity loans and investments."

     Average non-interest bearing deposits increased 10 percent to $464 million in first quarter 2005 from $421 million in first quarter 2004. Average interest-bearing demand and savings deposits grew 12 percent to $1.6 billion in first quarter 2005 compared to $1.4 billion during the same period a year ago. Average time deposits increased one percent to $1.1 billion in first quarter 2005. "Our focus on attracting lower cost transaction accounts such as checking and money market accounts is succeeding," said Edge. "By building deeper customer relationships and maintaining effective pricing disciplines, we are attracting more long-term customers who are interested in strong banking relationships."

     Total non-interest income decreased six percent, or $1.1 million, to $16.5 million over the first quarter 2004. Revenues associated with company owned life insurance decreased $1.3 million when compared to first quarter 2004, which included declines in the value of underlying variable return investments, lower underlying investment rates and the impact of $737,000 in death benefit payouts received in first quarter 2004. Deposit-related fees from service charges, bankcards and other consumer services increased $1.2 million when compared to the same period a year ago. "The increase in deposit-related fees results from our retail strategy to increase the number of households and also indicates that customers are embracing the use of debit cards versus checks," said Edge.

     Net security gains declined $2.0 million in the first quarter 2005 compared to the prior-year quarter. First quarter 2004 included a $1.9 million gain, while the first quarter 2005 included the sale of the Company's total Freddie Mac preferred holdings resulting in a loss of $51,000.

    Mortgage banking income increased $1.7 million in first quarter 2005 compared the same period a year ago. First quarter 2005 included a mortgage servicing rights impairment valuation reversal of the remaining reserve of $53,000 compared to a $1.7 million mortgage servicing impairment charge recorded in the first quarter 2004.

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                                                                          2 of 4

     Mortgage closings totaled $85 million in first quarter 2005, a 13 percent decrease from the $98 million in first quarter 2004. The decrease in closings was due to a 27 percent decline in refinancing volume from the same period a year ago. "We expected the refinancing volume to decline as interest rates rose. Nevertheless, we continue to focus our efforts on growing our new purchase home mortgages," said Edge.

     Trust and asset management revenues decreased $380,000, or seven percent, to $5.1 million in first quarter 2005 from the first quarter 2004 level due to changes in the asset mix. Assets under administration totaled $4.4 billion at the end of the quarter compared to $4.3 billion a year ago.

     Total operating expenses decreased one percent, or $543,000, in first quarter 2005 compared to the same quarter last year. Most notably, the decrease was due to lower incentives, and decreases in loan processing and collection expenses.

     Income taxes increased $1.8 million, or 54 percent, in first quarter 2005 compared to first quarter 2004. The increase was due to a 29 percent increase in income before taxes coupled with the $1.3 million decrease in tax-exempt company owned life insurance income. The effective tax rate was 30.1% in the first quarter of 2005 compared to 25.2% in the same quarter last year.

     Asset Quality & Reserves
     ------------------------

     Non-accrual loans totaled $29.5 million at March 31, 2005, an increase of one percent, or $286,000, from March 31, 2004, and a decrease of $623,000, or two percent, from December 31, 2004. Loans 90 days past due and still accruing interest totaled $1.9 million at March 31, 2005, a decrease of 57 percent, or $2.5 million, from March 31, 2004, and an increase of three percent, or $52,000, from December 31, 2004. The percentage of total non-performing assets to total assets was 0.73 percent at March 31, 2005, down from 0.86 percent at March 31, 2004 and 0.77 percent at December 31, 2004.

     Net charge-offs were $2.5 million, a decrease of 25 percent or $824,000, from first quarter 2004 and a decrease of 47 percent, or $2.2 million, from fourth quarter 2004. Net charge-offs were 31 basis points of average loans on an annualized basis during first quarter 2005, compared to 44 basis points for first quarter 2004 and 58 basis points for fourth quarter 2004.

     The provision for loan losses was $2.5 million in first quarter 2005, a decline of $2.2 million from both the first and fourth quarters 2004. The declines were primarily attributable to lower net charge-offs and lower specific loss estimates on individually reviewed credits.

     Total non-accrual loans as a percentage of loans decreased to 0.88 percent from 0.96 percent at March 31, 2004, and 0.92 percent at December 31, 2004. The allowance for loan losses, as a percentage of ending loans, was 1.22 percent at March 31, 2005 compared to 1.43 percent at March 31, 2004 and 1.25 percent at December 31, 2004. The allowance to non-accrual loans ratio was 139 percent at March 31, 2005, compared to 149 percent at March 31, 2004 and 136 percent at December 31, 2004.

     "Our improving credit quality is due to our well-disciplined processes, which has shortened the collection time and resolution of non-performing assets," said Edge.

     Branching Update
     ----------------

     During the first quarter 2005, AMCORE's branch expansion program was accretive to earnings by $0.06 per share. AMCORE expects its branch expansion program to be accretive to earnings by $0.10 to $0.15 per share in 2005.

     "Branch expansion is the key initiative that we expect to drive future performance and build long-term value for our shareholders," said Edge. "This year's results will begin to reflect the seasoning of our program and its positive potential impact on earnings."

     In 2005, AMCORE expects to open five limited branch offices. So far this year, AMCORE has opened three in the cities of Libertyville, IL, Orland Park, IL and Wauwatosa, WI, a Milwaukee suburb.

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                                                                          3 of 4

     The 23 (net) new branches opened since April 2001 contributed total loans of $1.13 billion and total deposits of $548 million at March 31, 2005. Same-branch contributions, which include new branches opened as of March 31, 2004, were $1.08 billion in loans and $509 million in deposits.

     By 2009, AMCORE expects to have added 34 (net) new offices since the beginning of the initiative in 2001. "By the end of 2009, AMCORE is scheduled to have 84 offices, two-thirds of which will be located in markets that we believe exhibit strong growth characteristics," said Edge.

     AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $5.0 billion and investment assets under administration of $4.4 billion with 73 locations in Illinois, Wisconsin and Iowa.

     AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and investment services including trust, brokerage, asset management, mutual fund administration, employee benefit plan record keeping and is the investment advisor for the Vintage family of mutual funds.

     This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company's officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of AMCORE's management and on information currently available to such management. The use of the words "believe", "expect", "anticipate", "plan", "estimate", "should", "may", "will" or similar expressions identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.

     Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors - many of which are beyond the ability of the Company to control or predict - could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation; (III) failure to obtain new customers and retain existing customers; (IV) inability to carry out marketing and/or expansion plans; (V) ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayment;
(VII) general economic and business conditions which are less favorable than expected; (VIII) equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends; (X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII) changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in U.S. generally accepted accounting principles; (XVI) changes in assumptions or conditions affecting the application of "critical accounting estimates"; (XVII) inability of third-party vendors to perform critical services for the Company or its customers; (XVIII) disruption of operations caused by the conversion and installation of data processing systems, and (XIX) zoning restrictions or other limitations at the local level, which could prevent limited branch offices from transitioning to full-service facilities.

     AMCORE common stock is listed on The NASDAQ Stock Market under the symbol "AMFI." Further information about AMCORE Financial, Inc. can be found at the Company's website at www.AMCORE.com.

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                                                                          4 of 4

                             AMCORE Financial, Inc.
                         CONSOLIDATED FINANCIAL SUMMARY
                                   (Unaudited)

                                           ------------------------------------------------------------------------------------
($ in 000's, except per share data)        1st Qtr.       4th Qtr.      3rd Qtr.      2nd Qtr.      1st Qtr.        1Q '05/'04
              SHARE DATA                     2005           2004          2004          2004          2004          Incr(Decr)
---------------------------------------    ------------------------------------------------------------------------------------
Diluted earnings                           $   0.48       $   0.51      $   0.49      $   0.41      $   0.39             23%
Cash dividends                             $   0.17       $   0.17      $   0.17      $   0.17      $   0.17              0%
Book value                                 $  15.38       $  15.57      $  15.44      $  14.68      $  15.34              0%
Average diluted shares outstanding           25,061         25,145        25,078        25,285        25,500             (2%)

           INCOME STATEMENT
---------------------------------------
Net interest income                        $ 39,481       $ 39,613      $ 38,431      $ 37,640      $ 37,288              6%

Provision for loan losses                     2,500          4,743         2,830         3,282         4,675            (47%)

Non-interest income:
   Trust & asset management                   5,136          5,079         5,017         5,375         5,516             (7%)
   Service charges on deposits                5,163          5,293         5,388         4,966         4,403             17%
   Mortgage banking income (loss)             1,271          2,029           321         2,835          (385)           N/M
   Company owned life insurance                 908          1,684         1,346           540         2,169            (58%)
   Brokerage Commission Income                  733            749           721           784           858            (15%)
   Bankcard Fees Income                       1,125          1,108         1,111         1,007           902             25%
   Gain on loan sales                           111            636         1,214            --           612            (82%)
   Net security (loss) gain                     (51)         1,221           250            --         1,914           (103%)
   Other                                      2,072          1,454         1,550         1,330         1,540             35%
                                           ------------------------------------------------------------------------------------
Total non-interest income                    16,468         19,253        16,918        16,837        17,529             (6%)

Operating expenses:
   Personnel costs                           22,069         22,415        21,126        21,417        22,426             (2%)
   Net occupancy and equipment                5,182          4,805         4,645         4,748         4,963              4%
   Data processing                              707            575           580           567           584             21%
   Professional fees                          1,020          1,001         1,102         1,036           990              3%
   Advertising & business development         1,755          1,640         1,634         1,407         1,514             16%
   Communication expense                      1,097          1,169         1,155         1,124         1,126             (3%)
   Other                                      4,378          4,636         4,707         5,705         5,148            (15%)
                                           ------------------------------------------------------------------------------------
Total operating expenses                     36,208         36,241        34,949        36,004        36,751             (1%)
                                           ------------------------------------------------------------------------------------

Income before income taxes                   17,241         17,882        17,570        15,191        13,391             29%
   Income taxes                               5,191          4,959         5,230         4,776         3,373             54%
                                           ------------------------------------------------------------------------------------
Net income                                 $ 12,050       $ 12,923      $ 12,340      $ 10,415      $ 10,018             20%
                                           ====================================================================================

                                           ------------------------------------------------------------------------------------
                                            1st Qtr.       4th Qtr.      3rd Qtr.      2nd Qtr.      1st Qtr.      Basis Point
         KEY RATIOS AND DATA                  2005           2004          2004          2004          2004           Change
---------------------------------------    ------------------------------------------------------------------------------------

Net interest margin (FTE)                      3.59%          3.58%         3.53%         3.60%         3.65%           (6)

Return on average assets                       0.99%          1.04%         1.02%         0.90%         0.88%           11
Return on average equity                      12.61%         13.32%        13.22%        11.20%        10.50%          211
Efficiency Ratio                              64.72%         61.57%        63.14%        66.09%        67.04%         (232)
Equity/assets (end of period)                  7.64%          7.82%         7.86%         7.60%         8.36%          (72)

Allowance to loans (end of period)             1.22%          1.25%         1.33%         1.38%         1.43%          (21)
Allowance to non-accrual loans               138.71%        135.81%       242.36%       230.60%       148.69%          N/M
Non-accrual loans to loans                     0.88%          0.92%         0.55%         0.60%         0.96%           (8)
Non-performing assets to total assets          0.73%          0.77%         0.52%         0.56%         0.86%          (13)

(in millions)
Total assets under administration            $ 4,439        $ 4,430       $ 4,225       $ 4,376       $ 4,343           2%
Mortgage loans closed                        $    85        $   112       $   103       $   154       $    98         (13%)
Mortgage servicing rights, net               $  12.8        $  12.5       $  11.6       $  11.8       $   9.7          32%
Percentage of mortgage loans serviced          0.98%          0.97%         0.92%         0.96%         0.80%           18

N/M = not meaningful

AMCORE Financial, Inc.
(Unaudited)

                                           ---------------------------------------------------------------------------------------
($ in 000's)                                  1st Qtr.     4th Qtr.     3rd Qtr.     2nd Qtr.     1st Qtr.  1Q '05/'04   Ending
         AVERAGE BALANCE SHEET                  2005         2004         2004         2004         2004    Incr(Decr)  Balances
---------------------------------------    ---------------------------------------------------------------------------------------
Assets:
Investment securities                        $1,231,746   $1,221,676   $1,233,926   $1,177,696   $1,152,054      7%    $1,224,730
Short-term investments                            4,871       19,753        5,249        7,226        7,697    (37%)          130
Loans held for sale                              21,074       80,666       32,609       44,252       25,969    (19%)       33,893
Loans:  Commercial                              719,194      731,376      735,864      742,460      731,230     (2%)      715,132
        Commercial real estate                1,848,867    1,733,023    1,548,689    1,417,519    1,369,631     35%     1,903,800
        Residential real estate                 424,095      415,927      405,784      390,653      372,602     14%       416,641
        Consumer                                319,705      335,005      499,241      532,592      550,211    (42%)      314,799
                                           ---------------------------------------------------------------------------------------
Total loans                                  $3,311,861   $3,215,331   $3,189,578   $3,083,224   $3,023,674     10%     3,350,372
Allowance for loan losses                       (42,072)     (42,537)     (44,006)     (44,660)     (43,397)    (3%)      (40,954)
Other non-earning assets                        416,449      427,681      412,202      408,624      399,012      4%       425,236
                                           ---------------------------------------------------------------------------------------
Total assets                                 $4,943,929   $4,922,570   $4,829,558   $4,676,362   $4,565,009      8%    $4,993,407
                                           =======================================================================================
Liabilities and Stockholders' Equity:
   Non-interest bearing deposits             $  464,452   $  468,962   $  456,804   $  449,694   $  420,742     10%    $  482,377
   Interest-bearing demand and savings        1,563,000    1,497,778    1,382,348    1,360,003    1,392,536     12%     1,639,066
   Time deposits                              1,101,194    1,129,816    1,129,726    1,123,071    1,090,754      1%     1,086,432
                                           ---------------------------------------------------------------------------------------
Total Bank issued deposits                   $3,128,646   $3,096,556   $2,968,878   $2,932,768   $2,904,032      8%     3,207,875
                                           ---------------------------------------------------------------------------------------
Wholesale deposits                              644,732      646,833      647,561      550,291      515,530     25%       628,899
Short-term borrowings                           553,176      559,979      606,686      577,063      524,159      6%       538,801
Long-term borrowings                            166,889      166,074      180,565      184,297      183,515     (9%)      170,859
Other liabilities                                62,899       67,094       54,527       58,010       53,995     16%        65,708
                                           ---------------------------------------------------------------------------------------
Total liabilities                            $4,556,342   $4,536,536   $4,458,217   $4,302,429   $4,181,231      9%     4,612,142
                                           ---------------------------------------------------------------------------------------
Stockholders' Equity                            387,509      380,152      370,976      371,003      372,055      4%       391,826
Other Comprehensive Income                           78        5,882          365        2,930       11,723    (99%)      (10,561)
                                           ---------------------------------------------------------------------------------------
Total Stockholders' Equity                      387,587      386,034      371,341      373,933      383,778      1%       381,265
                                           ---------------------------------------------------------------------------------------
Total Liabilities & Stockholders' Equity     $4,943,929   $4,922,570   $4,829,558   $4,676,362   $4,565,009      8%    $4,993,407
                                           =======================================================================================

            CREDIT QUALITY
---------------------------------------
Ending allowance for loan losses             $   40,954   $   40,945   $   41,980   $   43,230   $   43,475     (6%)
Net charge-offs                                   2,491        4,722        3,058        3,527        3,315    (25%)
Net charge-offs to avg loans (annualized)         0.31%        0.58%        0.38%        0.46%        0.44%     (30%)
Non-performing assets:
   Non-accrual loans                         $   29,525   $   30,148   $   17,321   $   18,747   $   29,239      1%
   Loans 90 days past due & still accruing        1,900        1,848        3,028        2,717        4,401    (57%)
                                           ---------------------------------------------------------------------------
       Total non-performing loans                31,425       31,996       20,349       21,464       33,640     (7%)
   Foreclosed real estate                         4,129        4,940        4,029        4,548        5,223    (21%)
   Other foreclosed assets                          818          923          950          856          887     (8%)
                                           ---------------------------------------------------------------------------
      Total non-performing assets            $   36,372   $   37,859   $   25,328   $   26,868   $   39,750     (8%)
                                           ===========================================================================

        YIELD AND RATE ANALYSIS
---------------------------------------
Assets:
Investment securities (FTE)                       4.62%        4.60%        4.49%        4.44%        4.70%
Short-term investments                            2.58%        2.02%        1.23%        0.74%        0.99%
Loans held for sale                               7.64%        7.59%        8.66%        6.92%       11.00%
Loans:  Commercial                                6.05%        5.77%        5.37%        5.39%        5.59%
        Commercial real estate                    6.14%        5.81%        5.59%        5.47%        5.36%
        Residential real estate                   5.83%        5.76%        5.64%        5.56%        5.73%
        Consumer                                  6.47%        6.57%        6.58%        6.73%        6.87%
                                           ------------------------------------------------------------------
Total loans (FTE)                                 6.11%        5.87%        5.70%        5.68%        5.73%
                                           ------------------------------------------------------------------
Total interest-earning assets (FTE)               5.71%        5.54%        5.38%        5.34%        5.47%
                                           ==================================================================
Liabilities:
   Interest-bearing demand and savings            1.38%        1.14%        0.90%        0.82%        0.88%
   Time deposits                                  2.75%        2.65%        2.55%        2.50%        2.70%
                                           ------------------------------------------------------------------
Total Bank issued deposits                        1.95%        1.79%        1.64%        1.58%        1.68%
                                           ------------------------------------------------------------------
Wholesale deposits                                3.36%        2.96%        2.77%        2.71%        2.80%
Short-term borrowings                             2.59%        2.39%        2.32%        2.07%        2.09%
Long-term borrowings                              5.88%        5.62%        5.10%        4.98%        5.25%
                                           ------------------------------------------------------------------
Total interest-bearing liabilities                2.41%        2.22%        2.09%        1.99%        2.07%
                                           ==================================================================
Net interest spread                               3.30%        3.32%        3.29%        3.35%        3.40%
Net interest margin (FTE)                         3.59%        3.58%        3.53%        3.60%        3.65%
                                           ==================================================================

FTE adjustment (000's)                          $ 1,195      $ 1,170      $ 1,107      $ 1,013      $ 1,037